Exhibit 10.44

Amended and Restated Agreement

This Amended and Restated Agreement ("Agreement") is entered into by and between Integral technologies, Inc., a Nevada corporation, (the "Employer") on behalf of itself, its subsidiaries and other corporate affiliates and each of their respective employees, officers, directors, owners, shareholders and agents (collectively referred to herein as, the "Employer Group"), and Bill Robinson (the "Employee") (the Employer and the Employee are collectively referred to herein as the "Parties") dated as of May 1, 2014 and effective as of November 8, 2012 (the "Execution Date").

WHEREAS, the Employer and Employee are parties to that certain agreement, dated November 8, 2012 (the “Existing Agreement”).

WHEREAS, pursuant to the Existing Agreement, the Employer and Employee agreed to the settlement of certain terms and obligations in connection with Employee’s resignation as chief executive officer and director of Employer, in accordance with the terms of the Existing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Employer and Employee hereby agree that the Existing Agreement is amended and restated in its entirety as follows:

The Employee's last day of employment with Employer is November 8, 2012 (the "Separation Date"). After the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent or representative of Employer for any purpose. Except as otherwise set forth in this Agreement, the Separation Date will be the employment termination date for Employee for all purposes, meaning Employee will no longer be entitled to any further compensation, monies or other benefits from Employer, including coverage under any benefits plans or programs sponsored by Employer.

1.            Employer Group's Waiver and Release and Employee Representations. The Employer Group expressly waives and releases any and all claims against the Employee that may be waived and released by law with the exception of claims arising out of or attributable to (a) events, acts or omissions taking place after the Parties' execution of the Agreement; (b) Employee's breach of any terms and conditions of the Agreement and (c) Employee's criminal activities or intentional misconduct occurring during Employee's employment with Employer. In exchange for the Employer Group's waiver and release and the consideration described herein, which the Employee acknowledges to be good and valuable consideration for his obligations hereunder, the Employee hereby represents that he intends to fully settle any and all claims he may have against Employer as a result of his hire, employment or separation from employment with Employer. The Employee specifically represents, warrants and confirms that: (a) he has no claims, complaints or actions of any kind filed against the Employer Group with any court of law, or local, state or federal government or agency; (b) he has been properly paid for all hours worked for Employer, and that all commissions, bonuses and other compensation due to him has been paid, with the exception of his final payroll check for his salary and any other unpaid compensation through the Separation Date above, which will be paid in accordance with the terms of this Agreement; and (c) he has not engaged in, and is not aware of, any unlawful conduct in relation to the business of Employer. If any of these statements are not true, the Employee cannot sign this Agreement and must notify Employer immediately, in writing, of the statements that are not true. Such notice will not automatically disqualify the Employee from receiving these benefits, but will require Employer review and consideration.

2.            Separation Benefits. In consideration for Employee's execution, non-revocation of, and compliance with this Agreement, including the waiver and release of claims hereunder, Employer agrees to provide the following benefits:

(a)          A lump sum of One Hundred Forty Thousand Dollars ($140,000.00) minus all relevant taxes and other withholdings, which has been paid by the Employer on or prior to the date of this Agreement and which Employee acknowledges receipt thereof;

(b)          As of the date of this Agreement, Employee is currently the holder of 167,328 shares of the Company’s series A convertible preferred stock (the “Preferred Stock”) and options to purchase 500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) , which are set to expire on December 31, 2014 (the “Options”).

The Employer and Employee agree that on the date of this Agreement, Employee will exchange the Preferred Stock and the Options and settle the lump sum of $140,000 in exchange for 750,000 shares of Common Stock (the “New Securities”). Issued at a share price of $.26 per share. On or prior to the execution of this Agreement, Employee shall deliver its Preferred Stock and Options to the Employer and the Employer shall deliver to Employee a certificate evidencing the New Securities in the name of the Employee. Upon receipt of certificates representing the New Securities, any and all obligations of the Employer to Employee under the Preferred Stock and Options shall be fully satisfied, the Preferred Stock and Options shall be terminated and Employee will have no remaining rights, powers, privileges, remedies or interests under the Preferred Stock and Options.

The Employee understands, acknowledges and agrees that these benefits exceed what he is otherwise entitled to receive upon separation from employment, and that these benefits are in exchange for executing this Agreement. The Employee further acknowledges no entitlement to any additional payment or consideration not specifically referenced herein.

3.            Release of Claims. In exchange for the consideration provided in this Agreement, the Employee and his heirs, executors, administrators and assigns (collectively the "Releasors") forever waive, release and discharge the Employer Group from any and all claims, demands, causes of actions, fees, damages, liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown, that Employee has ever had against the Employer Group by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date of his execution of this Agreement, including, but not limited to (i) any claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, ALL STATE AND LOCAL STATUTES THAT MAY BE LEGALLY WAIVED THAT EMPLOYEES COULD BRING EMPLOYMENT CLAIMS UNDER, INCLUDING ANY STATE OR LOCAL ANTI-DISCRIMINATION STATUTE, WAGE AND HOUR STATUTE, LEAVE STATUTE, EQUAL PAY STATUTE AND WHISTLEBLOWER STATUTE and/or any other Federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and (ii) any tort and/or contract claims, including any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. However, this general release of claims excludes the filing of an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, although the Employee waives any right to monetary relief related to such a charge. This general release of claims also excludes any claims made under state workers' compensation or unemployment laws, and/or any claims which cannot be waived by law.

4.            Restrictive Covenants.

(a)	Confidentiality

The Employee understands and acknowledges that during the course of employment by the Employer, he has had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective customers, suppliers, investors and other associated third parties ("Confidential Information"). The Employee further understands and acknowledges that this Confidential Information and the Employer's ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee might cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Employer Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

5.            Knowing and Voluntary Acknowledgement. Employee specifically agrees and acknowledges that: (a) Employee has read this Agreement in its entirety and understands all of its terms; (b) Employee has been advised of and has availed himself of his right to consult with his attorney prior to executing this Agreement; (c) Employee knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled; (d) Employee is not waiving or releasing rights or claims that may arise after his execution of this Agreement; and that (e) Employee understands that the waiver and release in this Agreement is being requested in connection with the cessation of his employment with Employer.

Employee further acknowledges that he has had twenty-one (21 days to consider the terms of this Agreement, although he may sign it sooner if desired. Further, Employee shall have an additional seven (7) days from the date on which he signs this Agreement to revoke consent to his release of claims under the ADEA by delivering notice of revocation to Doug Bathauer at Employer, 805 W. Orchard Drive, Suite 7, Bellingham, Washington 98225, before the end of such seven-day period. In the event of such revocation by Employee, Employer shall have the option of treating this Agreement as null and void in its entirety.

This Agreement shall not become effective, until the day the Employee and Employer execute this Agreement. Such date shall be the Effective Date of this Agreement. No payments due to the Employee hereunder shall be made or begin before the Effective Date.

6.            Non-Disparagement. The Employee agrees and covenants that he will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Employer Group or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties, now or in the future. The Employer agrees and covenants that it will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Employee, now or in the future.

This Section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The Employee shall promptly provide written notice of any such order to Doug Bathauer.

7.            Restrictive Covenant Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

8.            Successors and Assigns.

(a)	Assignment by the Employer

To the extent permitted by state law, the Employer may assign this Agreement to any subsidiary or corporate affiliate in the Employer Group or otherwise, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer. This Agreement shall inure to the benefit of the Employer Group and permitted successors and assigns.

(b)	No Assignment by the Employee

The Employee may not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

9.            Representations and Warranties of the Employee. The Employee represents and warrants as of the date hereof and as of the closing to the Company as follows.

(a)          Tax Advisors. Such Employee has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of an investment in the Employer and the transactions contemplated by this Agreement, including but not limited to, the exchange of the Preferred Stock and Warrants for the New Securities. With respect to such matters, such Employee relies solely on such advisors and not on any statements or representations of the Employer or any of its agents, written or oral. The Employee understands that it (and not the Employer) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

Own Account. Employee agrees and acknowledges that the New Securities shall be “restricted securities” and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration, including Rule 144, is available. Furthermore, Employee and is acquiring the New Securities as principal for its own account and not with a view to or for distributing or reselling such New Securities or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law, has no present intention of distributing any of such New Securities in violation of the Securities Act or any applicable state securities law, has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such New Securities in violation of the Securities Act or any applicable state securities law and is acquiring the New Securities hereunder in the ordinary course of its business. Furthermore the Employer agrees to assist the Employee in obtaining all appropriate documentation required for the removal of the restricted legend, once the shares have been reached their required holding period under SEC Rule 144.

(b)          Accredited Status. Employee acknowledges that he is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act and shall submit to the Employer such further assurances of such status as may be reasonably requested by the Employer.

(c)          Experience of Such Employee. Such Employee, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New Securities, and has so evaluated the merits and risks of such investment. Such Employee is able to bear the economic risk of an investment in the New Securities and, at the present time, is able to afford a complete loss of such investment

10.            Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Washington without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of Washington, county of Whatcom. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

11.            Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employee and the Employer Group pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement. In the event of any inconsistency between the statements in the body of this Agreement and Existing Agreement, the statements in the body of this Agreement shall control..

12.            Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by the Employer. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

13.            Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

14.            Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

15.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

16.            Tolling. Should the Employee violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

17.            Attorneys' Fees. Should the Employee breach any of the terms of the restrictive covenants obligations articulated/referenced herein, to the extent authorized by state law, the Employee will be responsible for payment of all reasonable attorneys' fees and costs that Employer incurred in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts..

18.            Notice. When Employee's employment with Employer Group terminates, Employee agrees to notify any subsequent employer of the restrictive covenants section contained/referenced in this Agreement. In addition, Employee authorizes Employer Group to provide a copy of the restrictive covenants section of this Agreement to third parties, including but not limited to, Employee's subsequent, anticipated or possible future employer.

19.            Acknowledgment of Full Understanding. EMPLOYEE ACKNOWLEDGES AND AGREES THAT he HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT he HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF his CHOICE BEFORE SIGNING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT his SIGNATURE BELOW IS AN AGREEMENT TO RELEASE Employer FROM ANY AND ALL CLAIMS.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

INTEGRAL TECHNOLOGIES, INC.

By /Doug Bathauer/

Name: Doug Bathauer Title: Chief Executive Officer

EMPLOYEE

Signature: /W.S. Robinson/

Print Name: William S. Robinson

EXHIBIT A